Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 11, 2011, Fusion-io, Inc. (“the Company” or “Fusion-io”) completed the acquisition of IO Turbine, Inc. (“IO Turbine”) pursuant to the Agreement and Plan of Reorganization (the “Merger Agreement”) dated August 4, 2011.

The unaudited pro forma condensed combined balance sheet as of June 30, 2011 and the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2011, are based on the historical financial statements of the Company and IO Turbine after giving effect to the Company’s acquisition of IO Turbine, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet is presented as if the acquisition of IO Turbine had occurred on June 30, 2011. The unaudited pro forma condensed combined statement of operations is presented as if the acquisition of IO Turbine had occurred on July 1, 2010.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of certain tangible and intangible assets acquired and liabilities assumed in connection with its acquisition of IO Turbine.

The unaudited pro forma condensed combined financial statements, including the notes thereto, do not reflect any potential cost savings or other synergies that could result from the Merger Agreement. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that would have been achieved if the Merger Agreement had been consummated on the dates indicated.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and other financial information pertaining to the Company contained in its Annual Report on Form 10-K for the year ended June 30, 2011, which was filed with the SEC on September 2, 2011 and IO Turbine’s historical financial statements as of June 30, 2010 and 2011 and for the period from December 15, 2009 (inception) through June 30, 2010, the year ended June 30, 2011 and for the period from December 15, 2009 (inception) through June 30, 2011 included as Exhibit 99.1 in this Current Report on Form 8–K/A.

FUSION-IO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2011

(in thousands)

	Historical
	Fusion-io	IO Turbine	Pro Forma Adjustments	Adjustment References	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$219,604	$4,353	$(21,199)	(A)	$201,914
			(844)	(B)
Restricted cash	—	20	—		20
Accounts receivable	44,374	—	—		44,374
Other receivables	—	14	—		14
Inventories	35,622	—	—		35,622
Prepaid expenses and other current assets	3,866	86	(450)	(C)	3,502

Total current assets	303,466	4,473	(22,493)		285,446
Property and equipment, net	13,743	351	(141)	(D)	13,953
Goodwill	—	—	50,611	(E)	53,393
			2,782	(F)
Intangible assets, net	—	—	10,500	(G)	10,500
Other assets	77	6	—		83

Total assets	$317,286	$4,830	$41,259		$363,375

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,314	$54	$—		$9,368
Accrued and other current liabilities	15,043	148	30	(D)	16,091
			870	(H)
Deferred revenue	9,030	450	(450)	(D)	9,030

Total current liabilities	33,387	652	450		34,489
Deferred revenue, less current portion	2,987	—	—		2,987
Other liabilities	6,468	53	(53)	(D)	6,468
Stockholders’ equity:
Preferred stock	—	15	(15)	(I)	—
Common stock	16	12	(12)	(I)	16
Additional paid-in capital	339,389	7,785	(7,785)	(I)	386,709
			44,369	(J)
			2,951	(B)
Accumulated other comprehensive income	15	—	—		15
Accumulated deficit	(64,976)	(3,687)	3,687	(I)	(67,309)
			(870)	(H)
			2,782	(F)
			(3,795)	(B)
			(450)	(C)

Total stockholders’ equity	274,444	4,125	40,862		319,431

Total liabilities and stockholders’ equity	$317,286	$4,830	$41,259		$363,375

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

FUSION-IO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2011

(in thousands, except per share amounts)

	Historical
	Fusion-io	IO Turbine	Pro Forma Adjustments	Adjustment References	Pro Forma Combined
Revenue	$197,204	$—	$—		$197,204
Cost of revenue	84,043	—	—		84,043

Gross profit	113,161	—	—		113,161
Operating expenses:
Sales and marketing	55,698	669	510	(K)	56,877
Research and development	27,238	1,973	1,320	(K)	33,271
			2,625	(M)
			115	(L)
General and administrative	20,556	774	7,048	(K)	28,309
			(69)	(L)

Total operating expenses	103,492	3,416	11,549		118,457

Income (loss) from operations	9,669	(3,416)	(11,549)		(5,296)
Other income (expense):
Interest income	35	—	—		35
Interest expense	(2,455)	—	—		(2,455)
Other income (expense)	(1,000)	—	—		(1,000)

Income (loss) before income taxes	6,249	(3,416)	(11,549)		(8,716)
Income tax expense	(1,694)	(1)	—	(N)	(1,695)

Net income (loss)	$4,555	$(3,417)	$(11,549)		$(10,411)

Net income (loss) per common share:
Basic	$0.27				$(0.57)
Diluted	$0.06				$(0.57)

Weighted average number of shares:
Basic	16,762				18,395
Diluted	81,654				18,395

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

FUSION-IO, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. In accordance with ASC 805, the Company recognizes separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date is measured as the excess of consideration fair value transferred and the net of the identifiable assets acquired and the liabilities assumed at the acquisition date.

The Company has made significant assumptions and estimates in determining the purchase price and the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuation of certain tangible and intangible assets acquired and liabilities assumed in connection with the acquisition. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the IO Turbine acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements have been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that the Company may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended June 30, 2011 and IO Turbine’s historical consolidated financial statements and accompanying notes included as Exhibit 99.1 in this Current Report on Form 8–K/A.

NOTE 2. IO TURBINE ACQUISITION

On August 11, 2011, the Company acquired 100% of the stock of IO Turbine, a provider of caching solutions for virtual environments, based in San Jose, California. Accordingly, the assets, liabilities and operating results of IO Turbine will be reflected in the Company’s consolidated financial statements from the date of acquisition. The fair value of the aggregate purchase price was approximately $65.6 million, which consisted of (1) cash of approximately $21.2 million, (2) approximately $43.5 million in common stock valued at $28.40 per share, the closing sale price of the Company’s common stock on the closing date of the acquisition, and (3) approximately $0.9 million in assumed stock options and restricted stock awards attributable to pre-acquisition service. In addition, subsequent to the acquisition, the Company will recognize up to approximately $26.4 million of stock-based compensation expense related to the fair value of assumed restricted stock awards and stock options, of which approximately $3.8 million will be expensed immediately in connection with the acceleration of vesting of certain restricted stock awards and the remainder recognized over the underlying future service period of the assumed stock awards and stock options.

The fair value of the assumed options was estimated using the Black-Scholes-Merton option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed, can materially affect fair value estimates. The more significant assumptions used in estimating the fair value of these stock options include expected volatility of 60%, expected option term of between 5.2 years and 5.9 years and a risk-free interest rate of 2.0%.

Approximately $3.6 million of cash and 278,974 shares of common stock were deposited in escrow and held as partial security for indemnification obligations of the IO Turbine stockholders pursuant to the Merger Agreement.

FUSION-IO, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Preliminary Purchase Price Allocation

Pursuant to the Company’s business combinations accounting policy, the total purchase price for IO Turbine was allocated to the preliminary net tangible and intangible assets based upon their preliminary fair values as set forth below. The acquisition of IO Turbine is a key part of the Company’s strategy to enable enterprise customers to increase the utilization, performance and efficiency of their datacenter resources and extract greater value from their information assets. These factors contributed to a purchase price in excess of the fair value of the IO Turbine net tangible and intangible assets acquired, and as a result, the Company has recorded goodwill in connection with this transaction. The excess of the purchase price over the preliminary net tangible assets and preliminary intangible assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the Company’s estimates and assumptions are subject to change within the measurement period (up to one year from the acquisition date). The Company expects the allocation of the purchase price to be final in the first quarter of the Company’s fiscal year ending June 30, 2013.

The Company’s preliminary purchase price allocation for IO Turbine is as follows (in thousands):

Preliminary Allocation of Purchase Price	Amount
Net tangible assets	$4,457
Deferred income tax liability	(2,782)
Identifiable intangible assets:
Developed technology	10,500
Goodwill	53,393

Total fair value of purchase price consideration	$65,568

NOTE 3. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined balance sheet and statement of operations give effect to the following pro forma adjustments:

(A)	Adjustment to record the cash consideration paid to the former IO Turbine stockholders.

(B)	Adjustment reflects a non-recurring expense of approximately $3.8 million related to the acceleration of vesting on certain stock-based awards at the time of the acquisition of which approximately $0.8 million was paid in cash and $3.0 million was recorded in additional paid-in capital.

(C)	Adjustment to record the elimination of the pre-existing relationship with IO Turbine which resulted in a non-recurring write-off of a prepaid royalty fee.

FUSION-IO, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(D)	Adjustment to adjust the acquired assets and liabilities to fair value.

(E)	Adjustment to record goodwill.

(F)	Adjustment to record a non-recurring income tax benefit related to the acquisition and a deferred tax liability for the book versus tax differences primarily attributable to the identifiable intangible assets, assuming a tax rate of 38% to calculate the deferred tax impact.

(G)	Adjustment to record the fair value of identifiable intangible assets.

(H)	Adjustment to record non-recurring acquisition related costs incurred by the Company in connection with the acquisition.

(I)	Adjustments to record the elimination of IO Turbine’s historical stockholders’ equity.

(J)	Adjustment to record the fair value of $43.5 million in common stock consideration that was issued to the former IO Turbine stockholders and the estimated fair value of consideration related to assumed stock options of $0.9 million.

(K)	Adjustment to record the difference between IO Turbine’s historical stock-based compensation expense and the estimated stock-based compensation expense had the Company acquired IO Turbine as of the beginning of the period presented as shown in the table below (in thousands).

	Stock-Based Compensation	Stock-Based Compensation	Stock-Based Compensation
	IO Turbine Historical Stock-Based Compensation	Estimated Stock-Based Compensation	Pro Forma Adjustments
Sales and marketing	$35	$545	$510
Research and development	80	1,400	1,320
General and administrative	22	7,070	7,048

Total	$137	$9,015	$8,878

Amounts in the table above do not reflect a non-recurring expense of approximately $3.8 million related to the acceleration of vesting on certain stock-based awards at the time of the acquisition.

(L)	Adjustment to record the difference between IO Turbine’s historical depreciation expense and the estimated depreciation expense had the Company acquired IO Turbine as of the beginning of the period presented as shown in the table below (in thousands).

	Depreciation Expense	Depreciation Expense	Depreciation Expense
	IO Turbine Historical Depreciation Expense	Estimated Depreciation Expense	Pro Forma Adjustments
Research and development	$—	$115	$115
General and administrative	69	—	(69)

Total	$69	$115	$46

(M)	Adjustment to record the amortization expense related to the developed technology intangible asset based on an estimated useful life of 4 years.

FUSION-IO, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(N)	The Company has not reflected any tax effect from the pro forma adjustments because of the historical pretax losses generated by the Company and IO Turbine resulting in substantial net operating loss carryforwards which generally have been offset by a full valuation allowance. The Company’s income tax provision consisted solely of certain state and foreign taxes, and federal alternative minimum taxes.

NOTE 4. PRO FORMA NET LOSS PER SHARE

Shares used to calculate unaudited pro forma combined basic net loss per share for the year ended June 30, 2011 are based on the sum of the following (in thousands):

Year Ended June 30, 2011
Fusion-io’s weighted-average shares used in computing historical net income per share, basic	16,762
Fusion-io’s common stock issued to the former IO Turbine stockholders as consideration for the acquisition	1,633

Total shares used to calculate unaudited pro forma combined based net loss per share	18,395

Shares used to calculate unaudited pro forma combined diluted net loss per share for the year ended June 30, 2011 are based on the sum of the following (in thousands):

Year Ended June 30, 2011
Fusion-io’s weighted-average shares used in computing historical net income per share, diluted	81,654
Fusion-io’s common stock issued to the former IO Turbine stockholders as consideration for the acquisition	1,633
Adjustment to reflect the antidilutive impact of the pro forma net loss	(64,892)

Total shares used to calculate unaudited pro forma combined diluted net loss per share	18,395